PHH CORPORATION ANNOUNCES
2005 FIRST QUARTER RESULTS

Mt. Laurel, New Jersey, May 12, 2005—PHH Corporation (NYSE: PHH) today announced results for the quarter ended March 31, 2005.

Net revenues for the quarter ended March 31, 2005 were $279 million, an increase of 27% over net revenues of $220 million for the quarter ended March 31, 2004. The pre-tax loss from continuing operations for the first quarter of $204 million included spin-off related expenses of $280 million, which approximates previously disclosed estimates of these expenses. Pre-tax income was $6 million for the corresponding quarter of last year. For the first quarter of 2005, net loss including discontinued operations was $250 million or $4.75 per share compared to net income of $23 million or $0.44 per share for the first quarter of 2004.

Excluding spin-off related expenses of $280 million, pre-tax income from continuing operations was $76 million compared to pre-tax income from continuing operations of $6 million in the first quarter of 2004. Spin-off related expenses included a goodwill impairment charge of $239 million for the Company’s fleet management business and a net charge of $37 million resulting from the prepayment of debt. These expenses were not allocated to the reportable segment results.

The mortgage services segment contributed $61 million of pre-tax income in the first quarter of 2005. Servicing contributed $87 million, which more than offset losses in production of $26 million. Servicing was aided by positive results in our mortgage servicing rights (“MSRs”) risk management activities of approximately $58 million. Rising interest rates throughout the quarter resulted in an increase in value of MSRs, which was partially offset by losses on the derivatives associated with the MSRs. The 10-year treasury rate, widely regarded as a benchmark for mortgage rates, increased 28 basis points during the first quarter of 2005. Production losses were expected as the Company maintained capacity in anticipation of the addition of new private label partners. The servicing portfolio ended the quarter at $146 billion. Loans closed during the quarter totaled $9.4 billion.

The fleet management segment contributed $16 million of pre-tax income, an increase of $6 million or 60% from the first quarter of last year resulting in part from unit increases in all major product lines and higher average transaction volumes. Of that $6 million increase, $4 million was due to lower debt costs driven by capital restructuring at the time of the spin-off. The fleet segment was successful in maintaining its existing client base and developing a strong pipeline of prospective clients.

As of March 31, 2005, the Company’s stockholders’ equity was $1.428 billion. The Company’s January 31, 2005 stockholders’ equity, adjusted for the subsequent goodwill impairment and debt prepayment charges, was $1.390 billion which was $68 million less than the estimated stockholders’ equity of $1.458 billion provided in the pro forma balance sheet as of September 30, 2004 included in the Information Statement filed on Form 8-K on January 19, 2005. This difference is the result of the following adjustments: (a) a $35 million adjustment to PHH Mortgage's deferred tax liability resulting from lower taxable income for 2004 than had been estimated in preparing the Information Statement; (b) an $18 million change in deferred tax assets distributed to Cendant due to the final pension allocation; (c) a shortfall from estimates of $7 million related to the January 2005 net income results for the two businesses which were excluded from the spin-off, Wright Express and Cendant Mobility; (d) $5 million related to the final PHH Arval Canadian tax position; and (e) $3 million due to the final asset and liability position of PHH Corporation. The Company’s debt to equity ratio at the end of the first quarter of 2005 was 4.3 to 1.

Terry Edwards, president and chief executive officer commented, “We are off to a good start with the results of our first quarter and are pleased with the performance of our business units. We are encouraged by the discussions we are having with potential clients in our mortgage business and are happy to announce that Cendant has agreed to extend the minimum term of our joint venture from 10 years to 12 years.”

He continued, “Since the quarter was aided by positive results in our MSRs risk management activities which are unlikely to recur and because we expect the mortgage and fleet businesses to continue to operate in competitive environments, our guidance for 2005 remains unchanged at a range of $170 million to $190 million of pre-tax income after minority interest, excluding spin-off related items, or a range of $1.90 to $2.13 basic earnings per share.”

Non-GAAP Financial Measures

This press release contains certain financial measures related to the spin-off which are not calculated in accordance with generally accepted accounting principles in the United States (GAAP), including pre-tax income from continuing operations, excluding spin-off related expenses and stockholders’ equity, as adjusted at January 31, 2005.  A reconciliation of these non-GAAP financial measures to their respective comparable GAAP financial measures is shown in the reconciliation table attached to this press release.  Management believes that it is useful to investors to present such measures because of the one-time, non-recurring nature of the spin-off.  These non-GAAP financial measures should not be viewed as a substitute for the comparable GAAP financial measures.

The Company will conduct a conference call for investors on Friday morning, May 13 at 11:00 a.m. Interested investors can access the conference call by dialing 1-800-946-0713 or 1-719-457-2642, pass code 2319847 ten minutes prior to the start time. The conference call will also be broadcast on the company’s website at www.phh.com. A replay will be available after the call for approximately two weeks by dialing 1-888-203-1112 or 1-719-457-0820, pass code 2319847, or by logging on to the company’s website.

About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is the seventh-largest retail originator of residential mortgages in the United States1, and its subsidiary, PHH Arval, is the second-largest fleet management services provider in the United States and Canada2. For additional information about the company and its subsidiaries please visit our website at www.phh.com.

1 Inside Mortgage Finance, February 2005
2Automotive Fleet Fact Book, June 2004

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such statements.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “shall”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. For example, Mr. Edwards’ statement as to pre-tax income for 2005.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward Looking Statements” in periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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Contact Information:
Investors:
Nancy R. Kyle
856-917-4268

Media:
Karen K. McCallson
856-917-0308

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31,
	2005	2004
Revenues
Mortgage fees	$55	$67
Fleet management fees	37	33
Net fee income	92	100

Gain on sale of mortgage loans, net	48	51

Fleet lease income	366	310
Depreciation on operating leases	(319)	(280)
Mortgage interest income	50	52
Interest expense	(68)	(51)
Net finance income	29	31

Loan servicing income	126	120
Amortization and valuation adjustments related to mortgage servicing rights, net	(20)	(93)
Net loan servicing income	106	27

Other income	4	11
Net revenues	279	220

Expenses
Salaries and related expenses	97	98
Occupancy and other office expenses	21	20
Depreciation and amortization	10	10
Other operating expenses	75	86
Spin-Off related expenses
Goodwill impairment	239	-
Other	41	-
Total expenses	483	214

(Loss) income from continuing operations before income taxes	(204)	6
Provision for income taxes	45	3

(Loss) income from continuing operations	(249)	3
(Loss) income from discontinued operations, net of income taxes of $- and $13	(1)	20
Net (loss) income	$(250)	$23

(Loss) earnings per share:
Basic and diluted:
(Loss) income from continuing operations	$(4.73)	$0.06
(Loss) income from discontinued operations	(0.02)	0.38
Net (loss) income	$(4.75)	$0.44

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions)

	March 31,	December 31,
	2005	2004
ASSETS
Cash and cash equivalents	$53	$179
Restricted cash	462	854
Mortgage loans held for sale, net	2,180	1,981
Accounts receivable, net	346	361
Net investment in fleet leases	3,807	3,765
Mortgage servicing rights, net	1,692	1,608
Investment securities	43	47
Property, plant and equipment, net	91	98
Goodwill	58	512
Other assets	470	592
Assets of discontinued operations	-	1,650
Total assets	$9,202	$11,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$409	$350
Debt	6,135	6,494
Deferred income taxes	835	780
Other liabilities	395	414
Liabilities of discontinued operations	-	1,389
Total liabilities	7,774	9,427

Commitments and contingencies	-	-
Total stockholders’ equity	1,428	2,220
Total liabilities and stockholders’ equity	$9,202	$11,647

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(UNAUDITED)
(In millions)

Three months Ended March 31,

	Total Net Revenues			Income (Loss) From Continuing Operations Before Income Taxes
	2005	2004	Change	2005	2004	Change

Mortgage Services	$222	$175	$47	$61	$(1)	$62

Fleet Management Services	57	45	12	16	10	6
Total segments	279	220	59	77	9	68

Other (1)	-	-	-	(281)	(3)	(278)

Total Company	$279	$220	$59	$(204)	$6	$(210)

_________
(1) Expenses grouped under the heading Other for the three months ended March 31, 2005 are primarily Spin-Off related expenses, including a goodwill impairment charge of $239 million for the fleet business and a net charge of $37 million resulting from the prepayment of debt.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICES SEGMENT RESULTS
(UNAUDITED)

	Three Months Ended March 31,
	2005	2004	$ Change	% Change
	(In millions)
Loans closed to be sold	$6,815	$7,189	$(374)	(5)%
Fee-based closings	2,600	4,062	(1,462)	(36)%
Total closings	$9,415	$11,251	$(1,836)	(16)%

Purchase closings	$6,158	$6,784	$(626)	(9)%
Refinance closings	3,257	4,467	(1,210)	(27)%
Total closings	$9,415	$11,251	$(1,836)	(16)%

Loans sold	$6,416	$6,638	$(222)	(3)%

Average loan servicing portfolio	$145,974	$139,267	$6,707	5%

Mortgage fees	$55	$67	$(12)	(18)%

Gain on sale of mortgage loans, net	48	51	(3)	(6)%

Mortgage interest income	50	52	(2)	(4)%
Interest expense	(38)	(30)	(8)	(27)%
Net finance income	12	22	(10)	(45)%

Loan servicing income	126	120	6	5%
Amortization and valuation adjustments related to
MSRs, net:
Amortization of MSRs	(106)	(72)	(34)	(47)%
Recovery of (provision for) impairment
of MSRs	114	(192)	306	159%
Net derivative (loss) gain
related to MSRs	(28)	171	(199)	(116)%
	(20)	(93)	73	78%

Net loan servicing income	106	27	79	293%

Other income	1	8	(7)	(88)%
Net revenues	222	175	47	27%

Salaries and related expenses	74	79	(5)	(6)%
Occupancy and other office expenses	17	16	1	6%
Depreciation and amortization	7	7	-	-
Other operating expenses	63	74	(11)	(15)%
Total expenses	161	176	(15)	(9)%

Income (loss) before income taxes	$61	$(1)	$62	n/m(1)

Net contribution from production	$(26)	$(9)	$(17)	n/m(1)
Net contribution from servicing	87	8	79	n/m(1)
Income (loss) before income taxes	$61	$(1)	$62	n/m(1)

___________
(1) n/m - Not meaningful

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
(UNAUDITED)

	Three Months Ended March 31,
	2005	2004	Change	% Change

Leased vehicles	320,871	313,254	7,617	2%
Maintenance cards	334,704	327,117	7,587	2%
Fuel cards	316,816	293,007	23,809	8%
Accident management vehicles	328,792	306,789	22,003	7%

	Three Months Ended March 31,
	2005	2004	$ Change	% Change
	(in millions)
Fleet management fees	$37	$33	$4	12%

Fleet lease income	366	310	56	18%
Interest expense	(30)	(21)	(9)	(43)%
Depreciation on operating leases	(319)	(280)	(39)	(14)%
Net finance income	17	9	8	89%

Other income	3	3	-	-
Net revenues	57	45	12	27%

Salaries and related expenses	21	19	2	11%
Occupancy and other office expenses	4	4	-	-
Depreciation and amortization	3	3	-	-
Other operating expenses	13	9	4	44%
Total expenses	41	35	6	17%

Income before income taxes	$16	$10	$6	60%

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
(UNAUDITED)

Portfolio Composition

	March 31,
	2005	2004
	(in millions)
Owned servicing portfolio	$141,459	$134,671
Subserviced portfolio	4,573	5,666
Total Servicing Portfolio	$146,032	$140,337

Fixed rate	$82,652	$83,242
Adjustable rate	63,380	57,095
Total servicing portfolio	$146,032	$140,337

Conventional loans	$134,461	$128,362
Government loans (FHA/VA)	7,651	9,003
Home equity lines of credit	3,920	2,972
Total servicing portfolio	$146,032	$140,337

Weighted-average note rate (1)	5.5%	5.3%

Portfolio Delinquency (1)

	March 31,
	2005		2004
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance

30 days	1.7%	1.3%	1.7%	1.3%
60 days	0.3%	0.2%	0.3%	0.2%
90 or more days	0.4%	0.2%	0.5%	0.3%
Total delinquency	2.4%	1.7%	2.5%	1.8%
Foreclosure/Real estate owned/Bankruptcies	1.0%	0.6%	1.1%	0.7%
____________
(1) Excludes certain home equity loans subserviced for others. These amounts were approximately $2.5 billion and $2.3 billion as of March 31, 2005 and 2004, respectively.

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF NET GAIN ON MSRs RISK MANAGEMENT ACTIVITIES
(UNAUDITED)
(In millions)

Three Months Ended March 31, 2005

Net derivative loss related to MSRs	$(28)
Recovery of impairment of MSRs	114
Application of amortization rate to the valuation allowance	(28)
Net gain on MSRs risk management activities	$58

PHH CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(In millions)

To supplement its condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company is providing additional measures of results. The Company believes that these non-GAAP financial measures are useful to investors because of the one-time, non-recurring nature of the spin-off. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Pre-tax income from continuing operations, excluding Spin-Off related expenses

The calculation of pre-tax income from continuing operations, excluding Spin-Off related expenses of $280 million in 2005, for the quarters ended March 31, 2005 and 2004, follows:

	Three Months Ended March 31,
	2005	2004
(Loss) income from continuing operations
before income taxes	$(204)	$6
Add:
Spin-Off related expenses
Goodwill impairment	239	-
Other	41	-

Income from continuing operations before income taxes, excluding Spin-Off related expenses	$76	$6

Stockholders’ equity, as adjusted at January 31, 2005

The calculation of stockholders’ equity at January 31, 2005 adjusted for the subsequent goodwill impairment and debt prepayment charges, follows:

January 31, 2005

Stockholders’ equity, before adjustments	$1,650
Less:
Goodwill impairment charge, net of income taxes	(237)
Debt prepayment charge, net of income taxes	(23)
Stockholders’ equity, as adjusted	$1,390